广东好普与 晋江舒坤 代理合同书	1

EXHIBIT 10.7

广东好普多肽生物科技有限公司
与
晋江舒坤食品贸易有限责任公司

Guangdong Hope Polypeptide Biotechnology Co, Ltd
&
Jinjiang Shukun Food Trade Co., Ltd

代理合同书
Agency Contract

签约地点：广东省晋江市
Signed at: Jinjiang, Guangdong

签约日期：2009年6月30日
Signed on: 2009-06-30

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甲方：  广东好普多肽生物科技有限公司    （以下简称甲方）
Party A:     Guangdong Hope Polypeptide Biotechnology Co., Ltd (hereinafter referred to as “Party A”)

乙方：　晋江舒坤食品贸易有限责任公司　   （以下简称乙方）
Party B: Jinjiang Shukun Food Trade Co., Ltd (hereinafter referred to as “Party B”)

甲乙双方为了谛结和谐、美好、长久的战略合作伙伴关系，本着“平等、互利、公平、公正”的双赢理念，怀着高度责任感、使命感和荣誉感，达成本协议。
In order to establish harmonious, sounding and long term strategic business partner relationship, the contract is hereby concluded by Party A & Party B abiding by the win-win idea of “equality, fair, impartiality and mutual benefit” and cherishing strong sense of responsibility, calling and honor”.

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第一章 总 则
Chapter 1 General Provisions

第一条	授权范围：甲方授权乙方为 “普众人”牌蛋白质粉及圣果胶囊 东南区域及经销商（主要是莆田，南平，晋江，漳州，三明，龙岩，宁德，九江，景德镇，上饶，鹰潭，宜春，赣州，新余，宁波，湖州，嘉兴，金华，丽水，温州，台州，舟山，衢州城市）
Article 1 Scope of authorization: Party A authorizes Party B to be the distributor of “Puzhongren” brand albumen powder and Shengguo capsule in southeast China (mainly including Putian, Nanping, Jinjiang, Zhangzhou, Sanming, Longyan, Ningde, Jiujiang, Jingdezhen, Shangrao, Yintan, Yichun, Ganzhou, Xinyu, Ningbo, Huzhou, Jiaxing, Jinhua, Lishui, Wenzhou, Taizhou, Zhoushan, Chuzhou).

第二条	经销期限：由2009年6月15日延期到2009年12月30日。
Article 2  Periods of distributing: deferred from 2009-06-15 to 2009-12-30.

第三条	甲方按代理价即甲方零售价格的6.0折向乙方供货。
Article 3 Party A supplies goods to Party B at the agency price, i.e., 60% of the retail price by Party A

第四条	乙方在合同期内总进货额不低于人民币 1800万 元，否则甲方将有权取消乙方的代理权。若到合同截止日期已完成以上规定任务的80％，则双方再另行签定协议。合同期内，新上市品种的任务量由双方商议后以补充。
Article 4 The total purchase payment of Party B during the contract period shall be no less than 18,000,000 CNY, otherwise, Party A will be entitled to cancel the power of agency of Party B. If 80% of the said task specified is completed at the deadline of the contract, the parties will sign agreement separately. The sale target of new arrivals is subject to supplementary agreement between the parties.

第五条    甲方已经按期把乙方定购的全部产品发给乙方指定地点，截止本合同签定日期共收到乙 方货款人民币1,224,650.00元，余款共计17,200,000.00元应于2009年10月30日前全部付至甲方账户。甲方在收到全部货款后再按乙方要求向乙方开立增值税发票。
Article 5 Party A has delivered all products ordered by Party B to the location designated by Party B on schedule. Party A has received payment of 1,224,650.00 CNY from Party B up to the signing date of the contract. The remaining payment of 17,200,000.00 CNY shall be paid to the account of Party A before 2009-10-30. Party A will write VAT invoice to Party B upon receipt of all payment as required by Party B.

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第二章 相关管理约定
Chapter 2 Stipulations on management

第六条   区域管理
Article 7 Region management

1、	乙方未经甲方书面批准并三方共同签订新合同，不得将经销权转让于任何第三方或直接、变相交由任何第三方全权经营产品。

Party B may not transfer the distributing right to any third party, directly or indirectly grant full authority of dealing to the third party without written approval by Party A and new contracts among the three parties involved.

2、	乙方有义务协助甲方做好市场管理工作，约束下级分销商、终端销售单位或个人遵守本合同的规定，如统一售价、市场保护等。

Party B shall assist Party B in market management, and demand resellers of lower levels, end marketing organizations or persons to follow the provisions herein, such as uniform price, market protection etc.

3、	在合同履行过程中，乙方不得宣传和销售甲方的竞争产品。
During performance of the contract, Party B may not publicize and sell products of Party A’s competitors.
4、	乙方在经营过程中应维护甲方的商业利益、商标、专利及商誉，发现任何售卖与甲方产品的版权、商标、标志、外观设计相似的产品时，应立即通知甲方，以便及时采取相应的保护措施。

Party B shall maintain commercial interest, trademark, patent and business reputation of Party A during dealing. Where any product is similar to that of Party A in terms of copyright, trademark, signs & appearance design, Party B shall notify Party A promptly so that corresponding protective measures can be taken.

5、	甲方向乙方提供产品销售、促销、推广、广告所需的文件、资料及素材等。
Party A provides Party B with documents, data and materials as required in selling, promoting, popularization, and advertising of the products.

第七条   市场规范
Article 8 Market regulation

1、	乙方及其下级分销商不得跨越合同约定的经销区域及规定的城市销售甲方产品，否则，甲方有权对乙方予以书面警告直至取消乙方经销商资格。如乙方有冲货行为，一经查实，乙方自愿按查实数量的五倍向甲方（包括受冲货方）赔偿损失（按结算价计算），同时甲方保留追究其它间接损失的权利。

Party Be and its lower resellers may not sell the products of Party A beyond the sale region and cities as agreed in the contract, otherwise, Party A is entitled to serve written warning to Party B, even cancel the distributor qualification of Party B. If Party B is found to have behavior of cross region sale, Party B shall compensate losses incurred to Party A (including the party involved in cross region sale) at the proved amount (calculated according to the settlement price), and Party A reserves the right to claim for other indirect losses.

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2、	乙方出现窜货行为，甲方有权使用对乙方处以经济处罚,所得处罚款用来处理被窜货地区的市场维护事宜。

Where there is cross region sale by Party B, Party A is entitled to execute economic punishment on Party B. The fines thus received will be used in market maintenance for the region involved in cross region sale.

3、	乙方出现恶性窜货行为时（指一次性窜货五件以上），甲方有权将乙方降级为区域分销商，直至单方面解除合同。
Where there is cross region sale by Party B out of ill will (more than 5 items are involved in one selling), Party A is entitled to degrade Party B to regional reseller, even dissolve the contract.
4、	乙方承诺只从甲方购买合法产品，不制作和贩卖任何假冒甲方之利益系列产品或伪劣产品。如违背此承诺，除甲方有权立即取消乙方的经销资格并终止本合同外，乙方同意在终止合同后的20日内向甲方支付80万元以上的赔偿金。

Party B undertakes to purchase lawful products only from Party A, not manufacture and sell sham product or low quality product. If Party B violates the undertaking, Party A may disqualify Party B promptly and terminate and contract. In addition, Party B agrees to pay damages of no less than 800,000 CNY within 20 days upon termination of the contract.

第八条     产品价格
Article 8   Product price

1、	甲方制订统一的分销供货价，乙方应遵照执行。如乙方以低于甲方规定的最低分销价向下级零售分销商供货，即被视为低价倾销，上述行为一经发现和查实，甲方有权对乙方予以书面警告直至取消乙方经销商资格并单方终止本合同。

Party A establishes uniform good supply price of reselling and Party B shall follow the provision. If Party B supplies the goods to lower resellers at the price lower than the minimum reselling price specified by Party A, it constitutes dumping. Where any of the said conducts are detected and proved, Party A is entitled to serve written warning to Party B, even disqualify Party By and terminate the contract.

2、	乙方应保证产品零售价的相对一致，终端售价不得低于甲方零售价，否则甲方可对乙方处以罚款，直至取消乙方经销资格。
Party B shall guarantee relative uniform retail price. The end sale price may not be lower than the retail price of Party A. Otherwise Party A may fine Party Be and even disqualify Party B.
3、	甲方应保持产品供货价的相对稳定，但在产品原料价格涨跌或汇率发生较大波动等不可预见的情况发生时，甲方有权对产品的零售价做出必要调整，相应经销价格也作同步调整，但甲方应于调整价实施日前15日通知乙方。

Party A shall maintain relative steady of good supply price. However, if unforeseen case, such as wide fluctuation of raw material price or foreign exchange rate, occurs, Party A may make proper adjustment on the retail price of products, the distributing price shall be adjusted accordingly, but Party A shall notify Party B 15 days before execution of the adjusted price.

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第九条     退换货规定
Article 9   Provisions on returning or replacing of goods

货物已由乙方验收合格，乙方不得以任何理由向甲方提出退换货
The goods have been accepted by Party B upon inspection. Party B may not apply for returning or replacing of goods to Party A for any reason.

第十条     销售网络
Article 10 Sale networks

1、	乙方必须加强经销产品在所辖区域的终端布点工作，使A类终端的铺货率达50%以上，使B类终端的铺货率达50%以上。
Party B must intensify end distribution within the region covered so that the distribution ratio of Class A ends amounts to more than 50% and that of Class B ends amounts to more than 50%.
2、	乙方如在约定的期限内无法完成产品的上市及铺货工作，甲方有权将乙方降级为区域分销商。
If Party B fails to complete the said works within agreed time limit, Party A may degrade Party B to regional resellers.

第十一条   运输及仓储
Article 11       Transportation and storage

1、	甲方负责将乙方订购的产品运往乙方所在地市，所发生的长途运输费、运输保险费等均由甲方承担。产品到达后，乙方负责产品的查验，核对品种、规格、数量、批号、专销区域是否与货单相符，并通知甲方产品已到达。

Party A is responsible for transporting the goods ordered by Party B to the city where Party B locates. The long distance charges and insurance are borne by Party A. Upon al of the product, Party B shall inspect and verify the types, specifications, quantity, batch number, designated sale region against the shipping list and notify Party A that the goods have arrived.

2、	产品或包装因运输而造成损失，乙方应立即当场与承运方人员确认上述损失并拍照留存，同时以书面传真的方式通知甲方，以便于向保险公司办理索赔；产品到达后，如乙方在3日内未向甲方发出任何通知的，则视为产品完好无损，数量、质量等符合约定。

If damages occur to the product or the package due to transportation, Party B shall confirm the said damages to the person responsible for the transportation on site and photograph for reference, notify Party A in written fax to facilitate claim from the insurance company. If no notice is sent to Party A by Party B within 3 days upon arrival of the products, it is deemed that the products are intact and their quality & quantity comply with the stipulation.

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3、	甲方承诺在乙方全部货款到达之日起3日内发货，但遇有不可抗力情形的除外。
Party A undertakes to deliver goods within 3 days upon receipt of all goods payment of Party B, except force majeure occurs.
4、	乙方每次要货必须提前15天前做出书面计划通知甲方，以便甲方安排产品的生产与运输。
Party B must make written plan and notify Party 15 days before demanding goods so that Party A can arrange production and transportation of products.
5、	乙方应保证至少维持15天销量的产品预备库存，防止销售中可能出现的断货现象。因乙方安排不当造成市场断货，责任由乙方负担。
Party B shall ensure spare reserve of products for 15 days of sale to prevent discontinuation of supply during selling. If the said occurs, Party B shall assume the responsibilities.
6、	乙方经营过程中，应确保外包装与内包装产品的完好，防止重压、潮湿、阳光直晒和高温。由于存放不当引起质量问题或包装破损及由此造成的损失由乙方自行承担。

Party B shall ensure the intactness of the exterior and interior package of the products, prevent heavy stress, moisture and direct shining and high temperature during distributing. The losses arising from quality problems or breakage of package due to poor storage shall be borne by Party B.

第十二条   合同的生效及解除
Article 12   Effectiveness and dissolution of the contract

1、	合同的生效：双方签字盖章后生效。
Effectiveness of the contract: The contract shall take effect upon signing & sealing by the Parties .
2、	合同的解除
Dissolution of the contract

①	如乙方未按合同第五项的约定执行，则视为乙方自动放弃产品经销权，本合同即终止。甲方有权另行选择和确认新的经销商。
If the Party B fails to follow article 5 herein, it constitutes waiving of distributing right by Party B and the contract is terminated thus, Party A may choose and determine other distributors.
②	出现以下情况之一的，甲方有权单方面解除本协议。
Party A may dissolve the contract if any of the following occurs.

·	因乙方原因，导致产品铺货率在时间进度上未按期达到甲方规定要求；
The distribution rate fails to meet the requirement by Party A in terms of progress due the cause of Party B.

·	乙方严重违反甲方价格政策及低于最低分销价向区域内供货的；
Party B severely violates the price policy by Party A and supplies goods at the price lower than the minimum reselling price;

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·	甲方确认乙方累计窜货达五箱以上；
Party A confirms that the accumulated goods involved in cross region sale amount to 5 cases or more.

③	出现以下情况之一的，乙方有权单方面解除本协议。
Party B may dissolve the contract if any of the following occurs.

·	甲方遇不可抗力或重大变故，无法正常经营的。
If force majeure or major accident occurs to Party A, Party A can not operate normally.

④	如因不可抗力的因素，导致协议无法履行时，一方应立即将情况书面告知另一方，双方协商解决。
If the contract can not be executed due to force majeure, one Party shall provide written notice to the other party and the parties shall discuss for solutions.

第十三条  市场推广与广告投放
Article 13   Marketing and advertising

1、	市场推广方案和广告投放计划由双方共同协商制定并由乙方报送甲方书面批准备案后方可予以实施，销售费用由乙方自行承担。

The marketing program and advertising plan are to be formulated upon discussion between the parties, Party B submits them to Party A for written approval and recording, then they can be executed. The sale expenses are borne by Party B.

2、	甲方合同期内负责乙方所需产品技术资料的编写，并提供专家培训。
During the contract period, Party A is responsible for preparing the technical data of the products as required by Party B and providing expert training.
3、	甲方可根据销售实际情况提供产品宣传资料作为对乙方的支持。
Party A may provide product publicizing data to support Party By according to the selling as necessary.

第十四条 其它约定
Article 14   Other stipulations

1、	合同期内，双方须保守相关商业秘密，本合同及与产品有关的一切文件、销售策略、价格体系、产品与公司发展战略均属于保密范围；终止合同后，乙方应退还所有甲方提供的文件资料，并承诺解除合同后的1年内不泄露与本合同产品有关的任何商业秘密。否则，任何一方利益因秘密泄露而导致受损，受损方有权要求泄露方予以赔偿。

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During the contract period, the parties shall keep commerce confidentiality. The contract and all documents, sale strategy, price system, product and company development strategy relating to the products belongs to the scope of confidentiality. Upon termination of the contract, Party Belongs shall return all files provided by Party A and undertakes to not disclose any commercial secret relating to the contract products within 1 year upon dissolution of the contract. Otherwise, for any loss occurred to the interest of one party, the damaged party is entitled to claim for compensation from the default party.

2、	乙方未经甲方书面同意，不得以甲方的名义举行任何形式的社会活动和商业活动。若因此而造成对甲方和第三方的损失均由乙方负责。

Party By may not hold any social activity and commercial activity in any form in the name of Party A without written approval from Party A. Any loss to Party A and the third party arising from shall be borne by Party B.

3、	甲、乙双方已悉知本合同全部内容并自愿遵守上述约定。
The parties confirm that they know all the contents herein and agree to abide by the said stipulations.
4、	本合同执行过程中如发生合同条款没有约定的事宜时，双方应协商解决并将达成一致的协商结果以补充合同的方式纳入合同文件中。补充合同须经双方签字盖章后方为有效。

For any issues not covered in the contract during execution of the contract, the parties shall negotiate for solution, incorporate the result in the contract documents in the form of supplementary contract, which will not take effect before signing and sealing by the parties.

5、	若在合同履行过程中发生纠纷，经双方协商无效后可提请甲方所在地法院裁决。
If any dispute occurs during the execution of the contract and can not be solved by discussion between the parties, it shall be submitted to the local court of Party A.
6、	签订合同时双方应互相提供营业执照、生产或经营许可证和税务登记证等有效复印件；本合同一式二份，经双方签字盖章后生效，甲乙双方各执一份。

In signing of the contract, the parties shall provide effective photocopies of business license, production & operation license and tax register certificate mutually. The contract has two counterparts and takes effect upon signing & sealing by the parties; each party shall hold one.

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甲方：广东好普多肽生物科技有限公司	乙方：晋江舒坤食品贸易有限责任公司
Party A: Guangdong Hope Polypeptide Biotechnology Co, Ltd	Party B: Jinjiang Shukun Food Trade Co., Ltd

地址：广州市天河区天河路242号丰兴广场写字楼B座2715室	地址：晋江市青华北区93号
Address: Fengxing Plaza Office Building, No. 242, Tianhe Road, Tianhe District, Guangzhou	Address: Room 2715, Block B, No. 93, Qinghuabei District, Jinjiang

邮编：510620	邮编：250022
Post code: 510620	Post code: 250022

电话： 020-38395551 38395525	电话：0595-85889132
Tel: 020-38395551 38395525	Tel: 0595-85889132

传真： 020-38395551	传真：0595-85889132
Fax: 020-38395551	Fax: 0595-85889132

法人代表：	法人代表：
Legal representative:	Legal representative:

签约代表：	签约代表：
Representative for signing:	Representative for signing:

甲方公章：	乙方公章：
Seal of Party A:	Seal of Party B: